                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              BOOKS-A-MILLION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5) Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

                                                                  April 27, 1998




Dear Stockholder:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Books-A-Million, Inc., which will be held at 10:00 a.m. on Thursday, June 4, 1998 at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244.

         The principal business of the meeting will be (i) to elect a class of directors to serve a three-year term expiring in 2001, (ii) to approve an amendment and restatement of the Company's Stock Option Plan that will increase the number of shares of Common Stock reserved for grants of options under the plan from 1,800,000 to 3,300,000 and simplify administration of the Stock Option Plan in accordance with revisions to Section 16 of the Securities Exchange Act of 1934, and (iii) to ratify the appointment by the Audit Committee of the Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditor for the fiscal year ending January 30, 1999. During the meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 1999.

         Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                                       Sincerely yours,


                                       /s/ Clyde B. Anderson

                                       Clyde B. Anderson
                                       Chief Executive Officer and President

                              BOOKS-A-MILLION, INC.
                               402 INDUSTRIAL LANE
                            BIRMINGHAM, ALABAMA 35211

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Books-A-Million, Inc., which will be held at 10:00 a.m. on Thursday, June 4, 1998 at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244. The meeting is called for the following purposes:

         (1) To elect a class of directors for a three-year term expiring in 2001;

         (2) To approve an amendment and restatement of the Company's Stock Option Plan that will increase the number of shares of Common Stock reserved for grants of options under the plan from 1,800,000 to 3,300,000 and simplify administration of the Stock Option Plan in accordance with revisions to Section 16 of the Securities Exchange Act of 1934;

         (3) To ratify the appointment by the Audit Committee of the Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditor for the fiscal year ending January 30, 1999; and

         (4) To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 20, 1998 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                       By Order of the Board of Directors,


                                       /s/ Cynthia W. Clark

                                       Cynthia W. Clark
                                       Secretary

April 27, 1998
Birmingham, Alabama

         IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED.

                              BOOKS-A-MILLION, INC.
                               402 INDUSTRIAL LANE
                            BIRMINGHAM, ALABAMA 35211

                                 PROXY STATEMENT

         This Proxy Statement is furnished by and on behalf of the Board of Directors of Books-A-Million, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, June 4, 1998 at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244 and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 27, 1998 to the Company's stockholders of record on the Record Date, as defined below.

         THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

                             SHARES ENTITLED TO VOTE

         Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $.01 par value per share (the "Common Stock"), of the Company represented thereby will be voted (i) FOR the election as directors of the nominees listed in this Proxy Statement, (ii) FOR an amendment and restatement to the Company's Stock Option Plan (the "Stock Option Plan") that will increase the number of shares of Common Stock reserved for grants of options under the plan from 1,800,000 to 3,300,000 and simplify administration of the Stock Option Plan in accordance with revisions to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), and (iii) FOR ratification of the appointment by the Audit Committee of the Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditor for the Company's fiscal year ending January 30, 1999 ("fiscal 1999"). The submission of a signed proxy will not affect a stockholder's right to attend and to vote in person at the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

         Only holders of record of Common Stock as of the close of business on April 20, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 17,443,875 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares entitled to vote must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld and abstentions are counted in determining whether a quorum exists.

         Under Delaware law, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present.

Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors.

         Approval of the proposals to amend and restate the Company's Stock Option Plan, to ratify the appointment of Arthur Andersen LLP as the Company's independent auditor for fiscal 1999, and any other matter that may properly come before the Annual Meeting, requires the affirmative vote of a majority of the Shares represented in person or by proxy and entitled to vote on such matter at a meeting at which a quorum is present. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposal. Broker non-votes, meaning those Shares held by a broker or nominee as to which such broker or nominee does not have discretionary voting power, will not be counted as votes for or against approval of such matters.

         With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its stockholders.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three classes of directors serving staggered terms of office. Upon the expiration of the term of office of a class of directors, the nominee or nominees for that class are elected for a term of three years to serve until the election and qualification of their successors. The current term of Mr. Charles C. Anderson and Dr. J. Barry Mason expires upon the election and qualification of the directors to be elected at this Annual Meeting. The Board of Directors has nominated Mr. Anderson and Dr. Mason for re-election to the Board of Directors at the Annual Meeting, to serve until the 2001 annual meeting of stockholders and until their successors are duly elected and qualified.

         All Shares represented by properly executed proxies received in response to this solicitation will be voted for the election of the directors as specified therein by the stockholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Mr. Anderson and Dr. Mason to the Board of Directors. Mr. Anderson and Dr. Mason have each consented to serve as a director of the Company if elected. If at the time of the Annual Meeting Mr. Anderson and/or Dr. Mason are unable or decline to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate(s) designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Anderson or Dr. Mason will be unable or will decline to serve as a director.

         Stockholders may withhold their votes from a nominee by so indicating in the space provided on the enclosed proxy card.

         Set forth below is certain information furnished to the Company by Mr. Charles Anderson and Dr. J. Barry Mason and by each of the incumbent directors whose terms will continue following the Annual Meeting.

NOMINEES FOR ELECTION - TERM EXPIRING 2001

CHARLES C. ANDERSON
Age: 63

         Charles C. Anderson has served as the Chairman of the Board of the Company for more than 28 years. He also served as the Chief Executive Officer of the Company from 1964 to July 1992. Mr. Anderson is the father of Clyde B. Anderson, the Company's Chief Executive Officer and a member of the Company's Board of Directors, and Terry C. Anderson, a member of the Company's Board of Directors.

J. BARRY MASON
Age: 57

         J. Barry Mason has served as a director of the Company since April 14, 1998. Dr. Mason has held the positions of Dean and Thomas D. Russell Professor of Business at Culverhouse College of Commerce, The University of Alabama since 1988.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
         VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

INCUMBENT DIRECTORS - TERM EXPIRING 1999

TERRY C. ANDERSON
Age: 40

         Terry C. Anderson has served as a director of the Company since April 14, 1998. Mr. Anderson has served as the President and Chief Executive Officer of American Promotional Events, Inc., an importer and wholesaler of pyrotechnics, since July 31, 1988. Mr. Anderson is the son of Charles C. Anderson, the Chairman of the Company's Board of Directors, and the brother of Clyde B. Anderson, the Company's Chief Executive Officer and a member of the Company's Board of Directors.

JOHN E. SOUTHWOOD
Age: 68

         John E. Southwood has served as a director of the Company since September 1992. Mr. Southwood served as Vice Chairman of Third National Corporation from January 1983 to December 1991 and Chairman of Third National Bank in Nashville, Tennessee from January 1985 to July 1989.

INCUMBENT DIRECTORS - TERM EXPIRING 2000

CLYDE B. ANDERSON
Age: 37

         Clyde B. Anderson has served as a director of the Company since August 1987. Mr. Anderson has served as the Chief Executive Officer of the Company since July 1992 and as the President of the Company since November 1987. From November 1987 to March 1994, Mr. Anderson also served as the Company's Chief Operating Officer. Mr. Anderson serves on the Board of Directors and the Compensation Committee of Hibbett Sporting Goods, Inc., a sporting goods retailer. Mr. Anderson is the son of Charles C. Anderson, the Chairman of the Company's Board of Directors, and the brother of Terry C. Anderson, a member of the Company's Board of Directors.

RONALD G. BRUNO
Age: 46

         Ronald G. Bruno has served as the President of Bruno Capital Management Corporation, an investment company, since September 1995 and has served as a director of the Company since September 1992. Formerly, Mr. Bruno served as the Chairman and Chief Executive Officer of Bruno's, Inc., a supermarket retailing chain, for over five years. Mr. Bruno is a director of Bruno's, Inc., Russell Corporation, a sports apparel manufacturing company, and Southtrust Bank of Alabama, N.A.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Company's Board of Directors held four meetings during the Company's fiscal year ended January 31, 1998 ("fiscal 1998"). The Board has an Executive Committee, an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. Each director attended all of the meetings of the Board and the committees of the Board on which he served.

         Committees of the Board of Directors. The Executive Committee consists of Messrs. Charles C. Anderson, Chairman of the Committee, Clyde B. Anderson and Ronald G. Bruno. The Executive Committee is authorized to exercise all of the power and authority of the Board of Directors in the management of the business and affairs of the Company, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. The authority of the Executive Committee does not extend to certain fundamental corporate transactions. The Committee does not hold regularly scheduled meetings but meets when necessary.

         The Audit Committee consists of Messrs. John E. Southwood, Chairman of the Committee, Charles C. Anderson and Ronald G. Bruno. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures and reviewing and monitoring the provision of non-audit services by the Company's auditors. The Audit Committee held two meetings in fiscal 1998.

         The Compensation Committee consists of Messrs. Ronald G. Bruno, Chairman of the Committee, Charles C. Anderson and John E. Southwood. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, establishing salaries, bonuses and other compensation for the Company's executive officers and administering the Company's Stock Option Plan, Employee Stock Purchase Plan and Executive Incentive Plan. The Compensation Committee held one meeting in fiscal 1998.

         Compensation of Directors. Directors who are not employees of the Company receive an annual retainer fee of $10,000 and an attendance fee of $500 for each Board and committee meeting attended, as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings. In addition, the Company's non-employee directors are eligible to receive formula grants of stock options under the Company's Stock Option Plan.

         Under the Company's Stock Option Plan, each director who is not an employee of the Company or its subsidiary shall, on the first day he serves as a director, be automatically granted options to purchase 10,000 shares of Common Stock from the Company at the "fair market value" (as defined in the Stock Option Plan) of such Common Stock on such date. Further, each such director who is serving as a director on the last business day of each calendar year and who has served as a director for more than one year shall automatically be granted options to purchase 6,000 shares of Common Stock from the Company at the fair market value of the Common Stock on such date. Each of these options are immediately exercisable and currently expire on the earlier of the sixth anniversary of the date of grant or 90 days after such individual ceases to be a director of the Company. Accordingly, each of Messrs. Bruno and Southwood received a grant of options to purchase 6,000 shares of Common Stock at an exercise price of $5.81 per share on December 31, 1997. In addition, upon their appointment to the Company's Board of Directors, Mr. Terry C. Anderson and Dr.
J. Barry Mason received a grant of options to purchase 10,000 shares of Common Stock at an exercise price of $5.69 on April 14, 1998.

         Mr. Lew Burdette was named President of American Wholesale Book Company, Inc. ("American Wholesale"), a wholly-owned subsidiary of the Company, on January 9, 1998, and consequently, no longer serves as the Chief Operating Officer and Executive Vice President of the Company. Further, effective March 17, 1998, Mr. Burdette resigned from the Company's Board of Directors. On April 14, 1998, the Company's Board of Directors elected Mr. Terry C. Anderson to fill the vacancy created by Mr. Burdette's resignation. Terry C. Anderson is the son of Charles C. Anderson and the brother of Clyde B. Anderson. On the same date, the Board of Directors created a new seat on the Board of Directors and elected Dr. J. Barry Mason to fill this seat. Dr. Mason's term expires upon the Annual Meeting and the Board of Directors has nominated Dr. Mason for re-election.

         Compliance with Section 16(a) of the Securities Exchange Act of 1934.
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market, Inc. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied during fiscal 1998 with all applicable Section 16(a) filing requirements, except for a Form 4 for Mr. Charles C. Anderson for the month of September 1997. Such Form 4 was filed to report the purchase of an aggregate of 50,000 Shares pursuant to five separate transactions in that month by Mr. Anderson and his wife and, due to an administrative oversight, was filed three weeks after the deadline for the filing of such form.

BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information concerning the beneficial ownership of Common Stock of the Company of (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein and
(iv) all current directors and executive officers as a group. Such information is provided as of April 14, 1998. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% percent of the outstanding Common Stock.

                                       Amount and Nature of    Percent of
Name of Beneficial Owner               Beneficial Ownership       Class
------------------------               --------------------       -----
Charles C. Anderson(1)                    3,190,520(2)           18.3%
Joel R. Anderson(1)                       2,184,540(3)           12.5
Clyde B. Anderson(4)                      2,079,100(5)           11.8
Terry C. Anderson(6)                        579,680(7)            3.3
R. Lew Burdette(8)                          125,424(9)            *
Ronald G. Bruno                              57,000(10)           *
John E. Southwood                            33,667(11)           *
Sandra B. Cochran                            81,928(12)           *
Terrance G. Finley                           49,688(13)           *
J. Barry Mason(14)                           10,000(15)           *
All current directors and executive
  officers as a group (8 persons)         5,981,583(16)          33.6%

---------------------

(1) The business address of Mr. Charles C. Anderson and Mr. Joel R. Anderson is 202 North Court Street, Florence, Alabama 35630. Mr. Charles C. Anderson is the Chairman of the Company's Board of Directors. His brother, Mr. Joel R. Anderson, does not serve as an officer or director of the Company.

(2) Includes 368,000 shares held in the Ashley Anderson Trust, as to which Mr. Anderson, as co-trustee, shares voting and investment power. This number of shares also includes 100,000 shares held by a charitable foundation of which Mr. Charles C. Anderson is the Chairman of the Board of Directors, and 10,000 shares subject to options exercisable on or before June 13, 1998.

(3)   Includes 100,000 shares held by a charitable foundation of which Mr. Joel
      R. Anderson is the Chairman of the Board of Directors.

(4) Mr. Clyde B. Anderson's business address is 402 Industrial Lane, Birmingham, Alabama 35211.

(5)   Includes 100,000 shares held by a charitable foundation of which Mr. Clyde
      B. Anderson is a member of the Board of Directors and 156,000 shares subject to options exercisable on or before June 13, 1998.

(6) Mr. Terry C. Anderson has served as a director of the Company since April 14, 1998.

(7) Includes 10,000 shares subject to options exercisable on or before June 13, 1998.

(8) As of January 9, 1998, Mr. Burdette became the President of American Wholesale, a wholly-owned subsidiary of the Company; at that time, Mr. Burdette was no longer Executive Vice President and Chief Operating Officer of the Company and is no longer considered to be an executive officer of the Company. Further, effective March 17, 1998, Mr. Burdette resigned from the Company's Board of Directors.

(9) Includes 101,000 shares subject to options exercisable on or before June 13, 1998.

(10) Includes 38,000 shares subject to options exercisable on or before June 13, 1998.

(11) Includes 28,000 shares subject to options exercisable on or before June 13, 1998.

(12) Includes 75,200 shares subject to options exercisable on or before June 13, 1998.

(13) Includes 47,200 shares subject to options exercisable on or before June 13, 1998.

(14)  Dr. Mason has served as a director of the Company since April 14, 1998.

(15) Represents shares subject to options exercisable on or before June 13, 1998.

(16) Includes 374,400 shares subject to options exercisable on or before June 13, 1998.

                             EXECUTIVE COMPENSATION

         Pursuant to SEC rules for Proxy Statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following Report on Executive Compensation. The Committee intends that this report clearly describe the current executive compensation program of the Company, including the underlying philosophy of the program and the specific performance criteria on which executive compensation is based. This report also discusses in detail the compensation paid to the Company's Chief Executive Officer, Mr. Clyde B. Anderson, during fiscal 1998.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee, which consists of Messrs. Ronald G. Bruno (who served as Chairman throughout fiscal 1998), Charles C. Anderson and John E. Southwood, was responsible for establishing salaries, bonuses and other compensation for the Company's executive officers for fiscal 1998, as well as for administering the Company's Stock Option Plan, Employee Stock Purchase Plan and Executive Incentive Plan. Each member of the Compensation Committee is a non-employee director other than Mr. Charles C. Anderson, who is an executive officer of the Company.

         Compensation Policy. The Company's executive compensation policy is designed to provide levels of compensation that integrate compensation with the Company's annual and long-term performance goals and reward above-average corporate performance, thereby allowing the Company to attract and retain qualified executives. Specifically, the Company's executive compensation policy is intended to:

         - Provide compensation levels that are consistent with the Company's business plan, financial objectives and operating performance;

         - Reward performance that facilitates the achievement of the Company's business plan goals;

         -     Motivate executives to achieve strategic operating objectives;
               and

         - Align the interests of executives with those of stockholders and the long-term interest of the Company by providing long-term incentive compensation in the form of stock options.

         In light of the Company's compensation policy, the components of its executive compensation program for fiscal 1998 were base salaries, cash bonuses and stock options.

         Base Salary. Each executive officer's base salary (including the Chief Executive Officer's base salary) is based upon a number of factors, including the responsibilities borne by the executive officer and his or her length of service to the Company. Each executive officer's base salary is reviewed annually and generally adjusted to account for inflation, the Company's financial performance, any change in the executive officer's responsibilities and the executive officer's overall performance. Factors considered in evaluating performance include financial results such as increases in sales, net income before taxes and earnings per share, as well as non-financial measures such as improvements in service and relationships with customers, suppliers and employees, employee safety and leadership and management development. These non-financial measures are subjective in nature. No particular weight is given by the Compensation Committee to any particular factor.

         Cash Bonuses. Each executive officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus of up to 70% of his or her base salary at the time of the award. Cash bonuses generally are paid pursuant to a bonus program established at the beginning of a fiscal year in connection with the preparation of the Company's annual operating budget for such year. Under this bonus program, an executive officer (including the Chief Executive Officer) is eligible to receive a bonus upon the Company achieving certain net income goals and the executive officer accomplishing certain individual performance goals related to his or her job functions.

         Stock Options. In September 1992, the Company adopted a Stock Option Plan under which executive officers, including the Chief Executive Officer, are eligible to receive stock options. In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. The Compensation Committee evaluates the Company's performance against pre-determined target levels of sales, net income and earnings per share in determining whether option grants are warranted and the aggregate amount of such grants. Under the Stock Option Plan, all stock options granted have had exercise prices no less than the fair market value (generally, the closing sale price of a share) of the Company's Common Stock on the date of grant. All options granted to date to employees become exercisable in equal annual increments over a five-year period and expire on the sixth anniversary of the date of grant. The Compensation Committee believes that these features serve to align the interests of executives with those of stockholders and the long-term interests of the Company. Options to purchase 280,000 shares of Common Stock were granted to a total of five executive officers in fiscal 1998. The amount of each executive officer's grant of stock options was based upon an evaluation of such executive officer's responsibilities and performance, the desirability of long-term service from the particular executive officer, the aggregate amount of prior stock option awards to the executive officer and the Company's overall financial performance. While the Compensation Committee has not established a target level of stock ownership by the Company's executive officers, it does encourage such ownership and intends to gradually increase the ownership of the Company's Common Stock by executive officers and other key employees.

         Executive Incentive Plan. During fiscal 1995, the Company adopted the Books-A-Million, Inc. Executive Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for awards to certain executive officers of cash, shares of restricted stock or both, based on the achievement of specific pre-established performance goals during a three consecutive fiscal year performance period. No awards were made under the Incentive Plan during fiscal 1998.

         Compensation of Chief Executive Officer. During fiscal 1998, the Company's Chief Executive Officer, Mr. Clyde B. Anderson, earned compensation comprised of each of the three components of the Company's executive compensation program described above. The Compensation Committee established his compensation after reviewing the compensation packages of other chief executive officers of publicly-traded retailers (as reported in such companies' proxy statements). The Compensation Committee considered the size, location, revenues, earnings and capital structure of the retailers whose chief executive officers' compensation packages were reviewed, and attempted to provide Mr. Anderson with comparable compensation based upon the Committee's subjective comparison of the size, location, revenues, earnings and capital structure of the Company. In addition, the Compensation Committee awarded Mr. Anderson a bonus based upon the achievement of specific performance goals. During fiscal 1998, Mr. Anderson also received options to purchase 75,000 shares of Common Stock at an exercise price of $5.88 per share. Mr. Anderson's options have an exercise price equal to the fair market value (generally, the closing sale price of a share) of the Company's Common Stock on the date of grant and vest in equal annual increments over five years, as do the options granted to other executive officers of the Company.

         Limitations on Deductibility of Compensation. Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 limit. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 limit, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.

                              Mr. Ronald G. Bruno (Chairman)
                              Mr. Charles C. Anderson
                              Mr.  John E. Southwood

         The Report on Executive Compensation of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Stockholders or its Annual Report on Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Interlocks. As indicated above, the Compensation Committee of the Board of Directors consists of Messrs. Ronald G. Bruno, Charles C. Anderson (the Company's Chairman) and John E. Southwood. During fiscal 1998, Charles C. Anderson, Clyde B. Anderson and Terry C. Anderson served as executive officers or directors of a total of eight companies owned or controlled by the Anderson family (the "Other Companies"), with which there is an "interlock" relationship, as defined by the SEC, arising from the concurrent participation of (i) Charles
C. Anderson and Clyde B. Anderson, both as executive officers of the Company and as members of the boards of directors (and/or the compensation committees) of certain of the Other Companies and (ii) Charles C. Anderson and Terry C. Anderson, both as executive officers of certain of the Other Companies and as members of the Board of Directors (and/or the Compensation Committee of the Board of Directors) of the Company.

         Certain Transactions. During fiscal 1998, the Company entered into certain transactions in the ordinary course of business with certain entities affiliated with Messrs. Charles C. Anderson, Terry C. Anderson and Clyde B. Anderson. The Board of Directors of the Company believes that all such transactions were on terms no less favorable to the Company than terms available from unrelated parties for comparable transactions. Significant activities with these entities are discussed in the following paragraphs.

         The Company and American Wholesale purchase certain of their books and collectibles from Treat Entertainment, Inc. ("Treat"), which is wholly-owned by members of the Anderson family. During fiscal 1998, such purchases from Treat totaled $3,170,529. The Company and American Wholesale also purchase certain of their paperback books, newspapers, comics, music and a substantial portion of their magazines from Anderson News Corporation ("Anderson News"), virtually all of the outstanding stock of which is owned by members of the Anderson family. During fiscal 1998, purchases of these items from Anderson News totaled $28,989,850. The Company and American Wholesale also purchase certain merchandise from time to time from ANCO Far East Importers, Inc., a majority of the outstanding stock of which is owned by members of the Anderson family. Such purchases totaled $143,135 in fiscal 1998. The Company also purchased $202,000 of promotional marketing material in fiscal 1998 from Publication Marketing Corporation, which is also controlled by members of the Anderson family. During fiscal 1998, the Company and American Wholesale sold books to Treat and Anderson News in the amounts of $2,531,793 and $7,740,805, respectively.

         The Company leases its principal executive offices from a trust which was established for the benefit of the grandchildren of Mr. Charles C. Anderson. The lease extends to January 31, 2001 and the Company has an option to extend the term of this lease for five years. During fiscal 1998, the Company paid rent of approximately $120,000 to the trust under this lease. Anderson & Anderson LLC ("A&A"), which is wholly-owned by members of the Anderson family, also leases three buildings to the Company. During fiscal 1998, the Company paid A&A a total of $291,013 in connection with such leases. The Company recently sold a partial interest in an airplane it owned to A&A for $1.5 million, the fair market value of such interest. The Company and A&A will share certain expenses of operating this airplane.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         See "Compensation Committee Interlocks and Insider Participation - Certain Transactions" above for a description of certain transactions and relationships between the Company (or American Wholesale) and other entities affiliated with certain of its executive officers.

EXECUTIVE OFFICER COMPENSATION

         This section of the Proxy Statement discloses the compensation awarded, paid to or earned by, the Company's Chief Executive Officer and its four most highly compensated officers other than the Chief Executive Officer during fiscal 1998. Such executive officers are hereinafter referred to as the Company's "Named Executive Officers."

TABLE I - SUMMARY COMPENSATION TABLE

         The following table presents the total compensation of the Company's Named Executive Officers during each of the fiscal years set forth below.

                      TABLE I - SUMMARY COMPENSATION TABLE

                                                Annual Compensation            Long-Term Compensation
                                                -------------------            ----------------------
                                         Fiscal       Salary       Bonus        Number of Securities        All Other
             Name                         Year          $          $ (1)      Underlying Options(1)(2)   Compensation($)
             ----                         ----        ------       -----      ------------------------   ---------------
------------------------------------------------------------------------------------------------------------------------
Clyde B. Anderson                         1998       297,000       29,700               75,000              5,530(3)
 Chief Executive Officer                  1997       290,000       10,000               75,000              5,565(4)
 and President                            1996       275,000      149,200               35,000              7,319(5)
------------------------------------------------------------------------------------------------------------------------
Charles C. Anderson                       1998        82,000            0               50,000                251(3)
 Chairman                                 1997        80,000            0               50,000                247(4)
                                          1996        75,000       37,500                    0                200(5)
------------------------------------------------------------------------------------------------------------------------
R. Lew Burdette                           1998       190,000       23,400               50,000              5,288(3)
 President of American Wholesale(6)       1997       160,000        8,500               50,000              5,261(4)
                                          1996       150,000       82,100               27,500              7,368(5)
------------------------------------------------------------------------------------------------------------------------
Sandra B. Cochran                         1998       180,000       27,000               60,000              5,246(3)
 Executive Vice President and             1997       144,000        6,500               50,000              5,381(4)
 Chief Financial Officer                  1996       128,504       68,668               22,500              6,924(5)
------------------------------------------------------------------------------------------------------------------------
Terrance G. Finley                        1998       140,000       20,400               45,000              4,667(3)
 Sr. Vice President-Merchandising         1997       110,000        3,500               40,000              5,143(4)
                                          1996       100,000       53,600               15,000              4,242(5)
------------------------------------------------------------------------------------------------------------------------

(1)  In fiscal 1995, the Company's Board of Directors adopted the
Books-A-Million, Inc. Executive Incentive Plan and authorized R. Lew Burdette, Sandra B. Cochran and Terrance G. Finley to participate in such plan. However, because no awards were made under the Executive Incentive Plan during fiscal 1998, no amounts are included in the table with respect to such plan.

(2) All of the options granted to the Company's Named Executive Officers become exercisable in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant and expire six years from the date of grant (or earlier if the optionee dies or ceases to be employed full-time by the Company).

(3) For fiscal 1998, the amounts shown include (i) matching contributions by the Company to the Company's 401(k) savings plan ("Matching Contributions") of $4,750 on behalf of each of Clyde B. Anderson, R. Lew Burdette and Sandra B. Cochran and $4,285 on behalf of Terrance G. Finley and (ii) life insurance premiums of $780, $251, $538, $496 and $382 paid by the Company on behalf of Clyde B. Anderson, Charles C. Anderson, R. Lew Burdette, Sandra B. Cochran and Terrance G. Finley, respectively.

(4) For fiscal 1997, the amounts shown include (i) Matching Contributions of $4,785, $4,773, $4,946 and $4,815 on behalf of Clyde B. Anderson, R. Lew Burdette, Sandra B. Cochran and Terrance G. Finley, respectively, and (ii) life insurance premiums of $780, $247, $488, $435 and $328 paid by the Company on behalf of Clyde B. Anderson, Charles C. Anderson, R. Lew Burdette, Sandra B. Cochran and Terrance G. Finley, respectively.

(5) For fiscal 1996, the amounts shown include (i) Matching Contributions of $6,923, $6,972, $6,528 and $3,936 on behalf of Clyde B. Anderson, R. Lew Burdette, Sandra B. Cochran and Terrance G. Finley, respectively, and (ii) life insurance premiums of $396, $200, $396, $396 and $306 paid by the Company on behalf of Clyde B. Anderson, Charles C. Anderson, R. Lew Burdette, Sandra B. Cochran and Terrance G. Finley, respectively.

(6) As of January 9, 1998, Mr. Burdette became the President of American Wholesale, a wholly-owned subsidiary of the Company; at that time, Mr. Burdette was no longer Executive Vice President and Chief Operating Officer of the Company and is no longer considered to be an executive officer of the Company. Further, effective March 17, 1998, Mr. Burdette resigned from the Company's Board of Directors.

TABLE II - OPTION GRANTS IN FISCAL 1998

         This table presents information regarding options granted to the Company's Named Executive Officers during fiscal 1998 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights ("SARs") and granted no SARs during fiscal 1998. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                     TABLE II - OPTION GRANTS IN FISCAL 1998

                                             Individual Grants
                        -----------------------------------------------------------
                                                                                         Realizable Value
                                                                                         At Assumed Annual
                        Number of                                                      Rates of Stock Price
                        Securities      Percent of                                       Appreciation for
                        Underlying    Total Options                                        Option Term
                          Options       Granted to     Exercise Price    Expiration        -----------
Name                    Granted(1)      Employees        Per Share          Date          5%          10%
----                    ----------    -------------    --------------    ----------    --------    --------
Clyde B. Anderson         75,000          16.4%            $5.88           1/30/04     $149,855    $339,969
Charles C. Anderson       50,000          10.9%            $5.88           1/30/04     $ 99,903    $226,646
R. Lew Burdette           50,000          10.9%            $5.88           1/30/04     $ 99,903    $226,646
Sandra B. Cochran         60,000          13.1%            $5.88           1/30/04     $119,884    $271,975
Terrance G. Finley        45,000           9.8%            $5.88           1/30/04     $ 89,913    $203,981

(1) All of the options granted to the Company's Named Executive Officers become exercisable in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant and expire six years from the date of grant or earlier if the optionee dies or ceases to be employed full-time by the Company.

TABLE III - OPTION EXERCISES IN FISCAL 1998 AND FISCAL 1998 YEAR-END OPTION
            VALUES

         None of the Company's Named Executive Officers exercised any stock options during fiscal 1998. The following table shows the number of shares of Common Stock subject to exercisable and unexercisable stock options held by each of the Named Executive Officers as of January 31, 1998. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $5.88, which was the closing sale price of a share of Common Stock reported in the Nasdaq National Market on January 30, 1998 (the last trading day prior to the end of the Company's fiscal year).

                 TABLE III - FISCAL 1998 YEAR-END OPTION VALUES

                                       Number of Shares Subject to             Value of Unexercised
                                         Unexercised Options at                In-the-Money Options
                                            January 31, 1998                    at January 31, 1998
Name                                    Exercisable/Unexercisable            Exercisable/Unexercisable
----                                    -------------------------            -------------------------
Clyde B. Anderson                            156,000/178,000                       $1,875/$7,500
Charles C. Anderson                           10,000/90,000                        $1,250/$5,000
R. Lew Burdette                              101,000/122,500                       $1,250/$5,000
Sandra B. Cochran                             75,200/126,300                       $1,250/$5,000
Terrance G. Finley                            47,200/93,800                        $1,000/$4,000

PERFORMANCE GRAPH

         The following indexed line graph indicates the Company's total return to stockholders from January 29, 1993, to January 30, 1998, the last trading day prior to the Company's 1998 fiscal year end, as compared to the total return for the Nasdaq Composite Index and the Nasdaq Retail Trade Stock Index for the same period.















-------------------------------------------------------------------------------------------------------------------------
                             Jan. 29, 1993   Jan. 28, 1994   Jan. 27, 1995   Feb. 2, 1996   Jan. 31, 1997   Jan. 30, 1998
-------------------------------------------------------------------------------------------------------------------------
Books-A-Million, Inc.            $100            $133            $193            $120           $ 78            $ 78
-------------------------------------------------------------------------------------------------------------------------
NASDAQ Composite Index           $100            $115            $110            $155           $203            $241
-------------------------------------------------------------------------------------------------------------------------
NASDAQ Retail Trade Stocks       $100            $107            $ 95            $107           $131            $154
-------------------------------------------------------------------------------------------------------------------------

                     PROPOSAL 2 - AMENDMENT AND RESTATEMENT
                       OF THE COMPANY'S STOCK OPTION PLAN

         The purpose of the Stock Option Plan is to promote the interests of the Company and its stockholders by providing additional incentives to employees and non-employee directors to increase the value of the Company's stock and to provide employees and non-employee directors with a stake in the future of the Company that corresponds to the stake of each of the Company's stockholders. The Board of Directors feels that the Stock Option Plan has proved to be of substantial value in stimulating the efforts of employees and non-employee directors by increasing their ownership stake in the Company.

         In light of the Company's continued growth, the number of shares remaining for issuance under the Stock Option Plan is insufficient to provide adequately for the continued participation of employees and non-employee directors in the Stock Option Plan in future years. The Stock Option Plan currently provides for options to purchase up to 1,800,000 shares of Common Stock to be granted to full-time employees, including executive officers, and to non-employee directors of the Company. As of April 14, 1998, options to purchase 1,591,130 shares (net of forfeitures) had been granted under the Stock Option Plan, leaving only 208,870 shares available for future grants. For this reason, the Board of Directors has adopted an amended and restated Stock Option Plan (the "Amended Plan") to increase the number of shares available for issuance under the Stock Option Plan by an additional 1,500,000 shares of Common Stock.

         In addition to the increase in shares of Common Stock reserved for grants of options under the Stock Option Plan, the Amended Plan also contains certain changes which the Board of Directors believes are appropriate in response to revisions to Section 16 of the Exchange Act. Such changes to Section 16 were effective as of November 1996 and were designed to simplify the administration of stock option plans.

         The primary features of the Amended Plan are summarized below. This summary is qualified in its entirety, however, to the specific provisions of the Amended Plan, the full text of which is set forth as Appendix A to this Proxy Statement.

SUMMARY OF THE PLAN

         Shares Subject to the Amended Plan. The Amended Plan provides for options to purchase up to 3,300,000 shares of Common Stock, in the aggregate, to be granted to full-time employees, including executive officers, and to non-employee directors of the Company.

         Eligibility. Options to purchase shares of Common Stock reserved for issuance under the Amended Plan may be granted to full-time employees (2,611 persons as of April 14, 1998), including executive officers (4 persons), and to non-employee directors of the Company (4 persons) on the terms set forth in the Amended Plan. Under the Amended Plan, non-employee directors are eligible to receive only grants of non-qualified stock options. The Amended Plan provides for each non-employee director to automatically be granted options to purchase 10,000 shares of Common Stock as of his or her first day of service as a director, and also provides that each non-employee director who is serving as a director on the last business day of each calendar year, and has served as such for more than one year, is automatically granted options to purchase 6,000 shares of Common Stock. Non-employee directors are not allowed to receive any grants of stock options under the Amended Plan except as pursuant to the foregoing formula. Options are not transferable by the holder other than by will or the applicable laws of descent or distribution.

         Expiration of Stock Options. Options granted to employees under the Stock Option Plan expire no later than ten years after the date of grant, or five years after the date of grant for incentive stock options if the holder, after the application of certain attribution rules, owns more than 10% of the Common Stock. Non-qualified options granted to non-employee directors under the Stock Option Plan expire six years after the date of grant.

         Exercise Price. The exercise price of an incentive stock option (an "ISO") must be at least (i) 100% of the fair market value of the Common Stock on the date of grant and (ii) at least 110% of the fair market value of the Common Stock on the date of grant if the employee owns, after application of certain attribution rules, more than 10% of the Common Stock. The exercise price of a non-qualified stock option granted under the Amended Plan is the fair market value on the date of grant if granted to a non-employee director, or it may be more or less than, or equal to, the fair market value on the date of grant if granted to an employee.

         Six-Month Holding Period. Options granted to employees under the Amended Plan are not exercisable until at least six months after the date of grant. Non-qualified options granted to non-employee directors under the Amended Plan, however, are immediately exercisable.

         Administration. The Amended Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee selects the individuals to receive options and determines the terms and conditions of the options to be granted, including the type of option to be granted, the vesting schedule and the exercise price, to the extent not otherwise inconsistent with the terms of the Amended Plan. Aside from the formula grants of non-qualified options to non-employee directors described above, options granted under the Amended Plan are at the discretion of the Compensation Committee and are based upon, among other things, the employee's performance and the Company's growth and profitability.

         Amendments. The Amended Plan may be amended from time to time by the Compensation Committee, except that stockholder approval is required, in accordance with Section 422 of the Internal Revenue Code, as amended (the "Code"), for any amendment (i) to further increase the number of shares of Common Stock that may be granted under the Amended Plan or (ii) to change the class of employees eligible to participate in the Amended Plan. No provision of the Amended Plan may be amended more than once every six months if such amendment would result in the loss of an exemption under Rule 16b-3 of the Exchange Act, and amendments which apply specifically to non-qualified options require stockholder approval only when such approval is required to comply with
Section 16 of the Exchange Act.

         Adjustments for Changes in Capitalization. The Amended Plan provides that the number of shares of Common Stock subject to outstanding options and the exercise prices of outstanding options will be adjusted to reflect changes in the capitalization of the Company. The Amended Plan further provides that, if the Company agrees to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which the Common Stock is converted into another security and which does not provide for the assumption or substitution of options granted under the Amended Plan, the Compensation Committee may in its discretion unilaterally cancel any unexercised in-the-money employee options in exchange for whole shares of Common Stock or unilaterally cancel without such exchange any employee options that are not in-the-money and any director options. The Amended Plan further provides that, upon a change in control of the Company or the making of a tender or exchange offer for the Common Stock other than by the Company, the Compensation Committee may in its discretion take such actions with respect to unexercised employee options as it deems appropriate, including the actions described above in the context of a sale or merger of the Company. The Compensation Committee may take different actions with respect to different employees or groups of employees as it deems appropriate. With respect to unexercised director options, the Compensation Committee may take such actions as are described above in the context of a sale or merger of the Company.

         For additional information concerning the number and type of options issued pursuant to the Stock Option Plan through the end of fiscal 1998, see "Executive Compensation - Table I - Summary Compensation Table" and "Table II - Option Grants in Fiscal 1998." For additional information concerning option values at the end of fiscal 1998, see "Executive Compensation - Table III - Option Exercises in Fiscal 1998 and Fiscal 1998 Year-End Option Values." As of April 14, 1998, the closing sale price of a share of Common Stock reported on the Nasdaq National Market was $5.69.

         Set forth below is the number of non-qualified stock options that had been granted to certain employees and certain groups of employees or non-employee directors under the Stock Option Plan as of April 14, 1998. To date, the Company has not granted any ISOs under the Stock Option Plan.

                                                                Non-Qualified
            Name                                              Options Granted(1)
------------------------------                                ------------------
Clyde B. Anderson........................................          334,000
Charles C. Anderson......................................          100,000
R. Lew Burdette(2).......................................          223,500
Sandra B. Cochran........................................          201,500
Terrance G. Finley.......................................          141,000
All current executive officers as a
group (4 persons)........................................          776,500
All current directors who are not
executive officers as a group
(4 persons)..............................................           86,000
All non-executive employees as
a group..................................................          728,630(3)


(1) Options granted to non-employee directors are immediately exercisable. Options granted to executive officers and non-executive employees become exercisable in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant. All of the options granted to date expire six years from the date of grant or earlier if the optionee dies or ceases to be employed full-time by the Company.

(2) As of January 9, 1998, Mr. Burdette became the President of American Wholesale, a wholly-owned subsidiary of the Company; at that time, Mr. Burdette was no longer Executive Vice President and Chief Operating Officer of the Company and is no longer considered to be an executive officer of the Company.

(3)  Net of forfeitures.

SUMMARY OF AMENDMENTS

         The Board of Directors believes that the approval of the proposal to amend and restate the Stock Option Plan is necessary to achieve the purposes of the Stock Option Plan and to promote the welfare of the Company and its stockholders generally.

         The Board of Directors proposes to amend the Stock Option Plan by making an additional 1,500,000 shares of Common Stock available for grant. Assuming adoption of the proposal, a total of 1,708,870 shares of Common Stock would be available under the Stock Option Plan. Such an increase is necessary to provide for the continued participation of employees and non-employee directors in the Stock Option Plan in future years.

         In connection with the recent amendments to Section 16, it is proposed to: (i) delete the present requirement of stockholder approval of any amendment to the Stock Option Plan to (A) increase materially the benefits accruing to an employee or non-employee director under the Stock Option Plan, (B) increase materially the number of securities which may be issued under the Stock Option Plan (although, as described below, such approval requirement would be maintained for tax purposes), or (C) otherwise modify materially the requirements as to eligibility for participation in the Stock Option Plan, and
(ii) delete the concept in the Stock Option Plan of "disinterested" directors, which is irrelevant in light of the revisions to Section 16. The proposed amendment, however, would not affect the requirement under the Stock Option Plan for stockholder approval required under Section 422 of the Internal Revenue Code of 1986, as amended, to (1) increase the number of shares of Common Stock reserved for grants of options under the Stock Option Plan, or (2) change the class of employees eligible for options under the Stock Option Plan. The Company believes that these proposed amendments to the Stock Option Plan will provide the Company with the flexibility necessary to attract and retain key employees and non-employee directors for the Company.

         The restatement of the Stock Option Plan is intended to reflect other minor technical amendments and clarifications and to provide for one integrated document to avoid confusion.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion outlines the federal income tax consequences of participation in the Amended Plan. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each participant in the Amended Plan (a "Participant") should rely on his or her own tax counsel for advice regarding the federal income tax consequences of participation in the Amended Plan.

         Federal Income Tax Treatment of ISOs. A Participant generally will not recognize taxable income on the grant or the exercise of an ISO (although the exercise of an ISO can increase the

Participant's alternative minimum tax liability). A Participant will recognize taxable income if and when he disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after the shares are transferred to the Participant on exercise of the ISO (the "ISO holding period"), the Participant will recognize as capital gain or loss the difference between the amount realized from disposition of the Common Stock and the Participant's tax basis in that Common Stock. A Participant's tax basis in the Common Stock generally is the amount the Participant paid for the stock on exercise of the ISO.

         If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period (a "disqualifying disposition"), a Participant generally will recognize as ordinary income in the year of the disqualifying disposition the difference between the fair market value of the Common Stock on the date of exercise of the ISO and the option price paid by the Participant. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the Participant held the shares of Common Stock.

         A special rule applies to a disqualifying disposition of Common Stock in which the amount realized on the disposition is less than the Fair Market Value of the Common Stock on the date of exercise of the ISO. In that event, the Participant generally will recognize as ordinary income the difference between the amount realized on the disposition of the Common Stock and the exercise price in lieu of the ordinary income amount described above for a disqualifying disposition. Any additional loss will be treated as a long-term or short-term capital loss, depending on the length of time the Participant held the shares of Common Stock.

         The Company generally will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. In the event a Participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period, the Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Participant.

         Federal Income Tax Treatment of Non-qualified Options. A Participant generally will not recognize any taxable income on the grant of a non-qualified stock option. On the exercise of a non-qualified stock option, a Participant will recognize as ordinary income the difference between the Fair Market Value of the Common Stock acquired and the exercise price. A Participant's tax basis in Common Stock acquired upon the exercise of a non-qualified stock option is the amount paid for the stock plus any amounts included in income with respect to the stock. The Participant's holding period for the stock begins on the day the Common Stock is acquired. Any gain or loss that a Participant realizes on a subsequent disposition of Common Stock acquired upon the exercise of a non-qualified stock option generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the Participant held such shares. The amount of the gain or loss will equal the difference between the amount realized on the subsequent disposition and the Participant's tax basis in his shares.

         The exercise of a non-qualified stock option generally will entitle the Company to claim a federal income tax deduction equal to the amount of ordinary income recognized by the Participant. The transfer of Common Stock to a Participant pursuant to the exercise of a non-qualified stock option will constitute wages for withholding and employment tax purposes in an amount equal to the amount of income recognized by the Participant. Accordingly, the Company will be required to withhold or obtain payment from the Participant as each option agreement permits for the amount of required withholding and employment taxes.

         Special tax rules apply to a recipient who exercises either an incentive or a non-qualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock of the Company.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO AMEND AND RESTATE
                             THE STOCK OPTION PLAN.

             PROPOSAL 3 - RATIFICATION OF INDEPENDENT PUBLIC AUDITOR

         The Audit Committee of the Company's Board of Directors has appointed Arthur Andersen LLP to serve as the Company's independent auditor for its current fiscal year (fiscal 1999). A representative of this firm is expected to attend the Annual Meeting to respond to questions from stockholders and to make a statement if he or she so desires.

         The Board of Directors believes it is in the Company's interest for the stockholders to have a role in ratifying the Audit Committee's selection of independent auditor. If the stockholders were to vote against ratification of Arthur Andersen LLP as the Company's independent auditor, the Audit Committee may select another independent auditing firm.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
            VOTE IN FAVOR OF THE RATIFICATION OF ARTHUR ANDERSEN LLP
                   AS THE COMPANY'S INDEPENDENT PUBLIC AUDITOR
                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the Shares represented thereby in accordance with their best judgment.

                             SOLICITATION OF PROXIES

         The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Any proposal that a stockholder may desire to have included in the Company's proxy material for presentation at the 1999 annual meeting must be received by the Company at its executive offices at 402 Industrial Lane, Birmingham, Alabama 35211, Attention: Mr. Clyde B. Anderson, on or prior to December 28, 1998.

                                  ANNUAL REPORT

         The Company's Annual Report to Stockholders for fiscal 1998 (which is not part of the Company's proxy soliciting material) is being mailed to the Company's stockholders with this proxy statement.

                                                                  April 27, 1998
                                                             Birmingham, Alabama

                                                                      APPENDIX A


                              BOOKS-A-MILLION, INC.

                                STOCK OPTION PLAN

                  AS AMENDED AND RESTATED AS OF MARCH 18, 1998


                                    SECTION 1
                                     PURPOSE

         The purpose of this Plan is to promote the interests of the Company and its stockholders by granting Options to purchase stock to Employees and Directors in order 1)" (1) to provide an additional incentive to each Employee or Director to work to increase the value of the Company's stock, and 2)" (2) to provide each Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company's stockholders.

                                    SECTION 2
                                   DEFINITIONS

         Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

         2.1 Board - means the Board of Directors of the Company.

         2.2 Change in Control - means (a) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of Stock, by contract or otherwise, or (b) the acquisition, directly or indirectly, of the power to vote more than 50% of the outstanding Stock by any person or by two or more persons acting together. For purposes of this definition, 1)" (1) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government, and 2)" (2) customary agreements with or between underwriters and selling group members with respect to a bona fide pubic offering of Stock shall be disregarded.

         2.3 Code - means the Internal Revenue Code of 1986, as amended.

         2.4 Committee - means the committee appointed by the Board to administer this Plan which at all times shall consist of two or more members of the Board.

         2.5 Company - means Books-A-Million, Inc., a Delaware corporation, and any successor to such corporation.

         2.6 Director - means any member of the Board who is not an employee of the Company or a Subsidiary.

         2.7 Employee - means any full-time employee of the Company who the Committee, acting in its absolute discretion, has determined to be eligible for the grant of an Option under this Plan.

         2.8 Exchange Act - means the Securities Exchange Act of 1934, as amended.

         2.9 Fair Market Value - means a)" (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system), or b)" (b) if the Stock is not traded on the New York Stock Exchange, under the quotation system under which such closing price is reported, or c)" (c) if The Wall Street Journal does not report such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee, or d)" (d) if no such closing price is available on such date, such closing price as so reported or so quoted in accordance with Section 2.9(a) for the immediately preceding business day, or e)" (e) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         2.10 ISO - means an option granted under this Plan to purchase Stock which is intended by the Company to satisfy the requirements of Code Section 422.

         2.11 Non-ISO - means an option granted under this Plan to purchase Stock which is not intended by the Company to satisfy the requirements of Code
Section 422.

         2.12 Option - means an ISO or a Non-ISO.

         2.13 Option Certificate - means the written certificate or instrument which sets forth the terms of an Option granted to an Employee or Director under this Plan.

         2.14 Option Price - means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

         2.15 Parent Corporation - means any corporation which is a parent of the Company within the meaning of Section 424(e) of the Code.

         2.16 Plan - means this Books-A-Million, Inc. Stock Option Plan, as amended from time to time.

         2.17 Rule 16b-3 - means the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act or any successor to such rule.

         2.18 Stock - means the $.01 par value common stock of the Company.

         2.19 Subsidiary - means a corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

         2.20 Ten Percent Stockholder - means a person who owns (after taking into account the attribution rules of code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or its Subsidiary.

                                    SECTION 3
                         SHARES RESERVED UNDER THE PLAN

         There shall be 3,300,000 shares of Stock reserved for use under this Plan, and such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan.

                                    SECTION 4
                                 EFFECTIVE DATE

         The effective date of this Plan shall be the date it is adopted by the Board, provided that the stockholders of the Company shall approve this Plan after the date of its adoption and, to the extent this Plan provides for the issuance of ISOs, the stockholders of the Company shall approve those portions of this Plan related to the granting of ISOs within twelve (12) months after the date of adoption. If any Options are granted under this Plan before the date of such stockholder approval, such Options automatically shall be granted subject to such approval.

                                    SECTION 5
                                 ADMINISTRATION

         The Plan shall be administered by the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Rule 16b-3) to take such other action (except to the extent the right to take such action is expressly and exclusively reserved for the Board or the Company's stockholders) in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Employee or Director and on each other person directly or indirectly affected by such action.

                                    SECTION 6
                                   ELIGIBILITY

         Only Employees and Directors shall be eligible for the grant of Options under this Plan.

                                    SECTION 7
                                GRANT OF OPTIONS

         7.1 Committee Action. The Committee, acting in its absolute discretion, shall have the right to grant Options to Employees under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Options in exchange for outstanding Options which have a higher or lower Option Price. Each grant of an Option to an Employee shall be evidenced by an Option Certificate, and each such Option Certificate shall 1)" (1) specify whether the Option is an ISO or Non-ISO and 2)" (2) incorporate such other terms and conditions as the Committee, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of shares of Stock subject to the Option which first become exercisable during any calendar year. If the Committee grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

         7.2 $100,000 Limit. To the extent that the aggregate Fair Market Value of Stock (determined as of the date the ISOs are granted) with respect to which ISOs first become exercisable in any calendar year exceeds $100,000, such Options in excess of the limitation shall be treated as Non-ISOs. The Fair Market Value of the Stock subject to any other option (determined as of the date such option was granted) which 1)" (1) satisfies the requirements of Section 422 of the Code and 2)" (2) is granted to an Employee under a plan maintained by the Company, a Subsidiary or a Parent Corporation shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

         7.3 Grants to Directors. Each Director shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of the first day he serves as such to purchase 10,000 shares of Stock at the Fair Market Value of such Stock on such date; provided, however, that for Non-ISOs granted under this Section 7.3 prior to the completion by the Company of an initial public offering of Stock (the "Initial Public Offering"), the exercise price shall be the Price to the public to be set forth on the cover of the final prospectus relating to the Initial Public Offering; and provided further, however, that any such Non-ISOs granted under this Section 7.3 prior to the completion by the Company of an Initial Public Offering shall be forfeited if the Initial Public Offering is not completed on or before December 31, 1992. Thereafter, each Director who is serving as such on the last business day of each calendar year and who has served as such for more than one year shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of the last business day of each calendar year to purchase 6,000 shares of Stock from the Company at the Fair Market Value of such Stock on such date. Each Non-ISO granted under this Plan to a Director shall be evidenced by an Option Certificate, shall be fully vested upon grant and shall expire 90 days after a Director ceases to serve as such or, if earlier, on the sixth anniversary of the date of the grant of the Non-ISO. A Non-ISO granted to a Director under this Plan shall conform in all other respects to the terms and conditions of a Non-ISO under this Plan, and no Director shall be eligible to receive an Option under this Plan except as provided in this Section 7.3.

                                    SECTION 8
                                  OPTION PRICE

         The Option Price for each share of Stock subject to an ISO shall be no less than the Fair Market Value of a share of Stock on the date the ISO is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price for each share of Stock subject to a Non-ISO which is granted to an Employee may (in the absolute discretion of the Committee) be more or less than or equal to the Fair Market value of a share of Stock on the date the Non-ISO is granted; provided, however, that in no event shall the Option Price be less than adequate consideration as determined by the Committee. The Option Price for each share of Stock subject to a Non-ISO which is granted to a Director shall equal the fair market value of a share of Stock on the date the Non-ISO is granted. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check, or in Stock acceptable to the Committee. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.

                                    SECTION 9
                                 EXERCISE PERIOD

         Each Option granted under this Plan to an Employee shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option granted to an Employee exercisable (1) before the last day of the six-month period which begins on the date such Option is granted or (2) after the earlier of:

                  (a)   the date such Option is exercised in full,

                  (b) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Employee is a Ten Percent Stockholder on the date the Option is granted, or

                  (c) the date which is the tenth anniversary of the date the Option is granted, if the Option is i)" (i) a Non-ISO or ii)" (ii) an ISO which is granted to an Employee who is not a Ten Percent Stockholder on the date the Option is granted.

         An Option Certificate may provide for the exercise of an Option granted to an Employee after the employment of such Employee has terminated for any reason whatsoever, including death or disability.

                                   SECTION 10
                               NONTRANSFERABILITY

         No Option granted under this Plan shall be transferable by an Employee or Director other than by will or by the laws of descent and distribution, and such Option shall be exercisable during the lifetime of an Employee or Director only by such Employee or Director. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated for purposes of such Option as the Employee or Director under this Plan.

                                   SECTION 11
                             SECURITIES REGISTRATION

         Each Option Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option, the Employee or Director shall, if so requested by the Company, hold such shares of Stock for investment and not with a view to resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Option Certificate also shall provide that, if so requested by the Company, the Employee or Director shall make a written representation to the Company that he or she will not sell or offer to sell any of such Stock unless a registration statement shall be in effect with respect to such Stock under the Securities Act of 1933, as amended ("1933 Act") and any applicable state securities law or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock may not be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                   SECTION 12
                                  LIFE OF PLAN

         No Option shall be granted under this Plan on or after the earlier of:

                  (1) the tenth anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan thereafter shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

                  (2) the date on which all of the Stock reserved under Section 3 of this Plan has (as a result of the exercise of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                   SECTION 13
                                   ADJUSTMENT

         The number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. The Committee shall have the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock subject to Options granted under this Plan, and the Option Price of such Options in the event of any corporate transaction described in Section 424(a) of the Code which provides for the substitution or assumption of Options. If any adjustment under this Section 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 13 by the Committee shall be conclusive and binding on all affected persons.

                                   SECTION 14
                       SALE OR MERGER OR CHANGE IN CONTROL

         14.1 Sale or Merger. If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each Option granted a)" (a) to an Employee may, at the direction of the Committee,
1)" (1) be canceled unilaterally by the Company (subject to such conditions, if any, as the Committee deems appropriate under the circumstances) in exchange for whole shares of Stock (and cash in lieu of a fractional share) the number of which, if any, shall be determined by the Committee on a date set by the Committee for this purpose by dividing A)" (A) the excess of the then Fair Market Value of the Stock then subject to exercise under such Option (as determined without regard to any vesting schedule for such Option) over the Option Price of such Stock by B)" (B) the then Fair Market Value of a share of such Stock, or 2)" (2) be canceled unilaterally by the Company if the Option Price equals or exceeds the Fair Market Value of a share of Stock on such date, and b)" (b) to a Director may be canceled unilaterally by the Company as of any date to the extent then unexercised after advance written notice to each affected Director.

         14.2 Change in Control. If there is a Change in Control of the Company or a tender or exchange offer is made for Stock other than by the Company, the Committee thereafter shall have the right a)" (a) to take such action with respect to any unexercised Options granted to Employees, or all such Options, as the Committee deems appropriate under the circumstances to protect the interest of the Company in maintaining the integrity of such grants under this Plan, including following the procedures set forth in Section 14.1 for a sale or merger of the Company, and (b) to follow the procedures for Directors set forth in Section 14.1 with respect to any and all unexercised Options granted to Directors. The Committee shall have the right to take different action under this Section 14.2 with respect to different Employees or different groups of Employees, as the Committee deems appropriate under the circumstances.

                                   SECTION 15
                            AMENDMENT OR TERMINATION

         This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however (a) no such amendment shall be made absent the approval of the stockholders of the Company required under Section 422 of the Code 1)" (1) to increase the number of shares of Stock reserved under Section 3, or 2)" (2) to change the class of employees eligible for Options under Section 6 and (b) no provision of this Plan shall be amended more than once every 6 months if amending such provision would result the in loss of an exemption under Rule 16b-3. Subject to the other limitations set forth in this Section 15, any amendment which specifically applies to Non-ISOs shall not require stockholder approval unless such approval is necessary to comply with Section 16 of the Exchange Act. The Committee also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, that the Committee shall not have the right unilaterally to modify, amend or cancel any Option granted before such suspension or termination unless (1) the Employee or Director consents in writing to such modification, amendment or cancellation, or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 13 or Section 14 of this Plan.

                                   SECTION 16
                                  MISCELLANEOUS

         16.1 No Stockholder Rights. No Employee or Director shall have any rights as a stockholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise of such Option pending the actual delivery of Stock subject to such Option to such Employee.

         16.2 No Contract of Employment. The grant of an Option to an Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on any Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the Option Certificate which evidences his or her Option.

         16.3 Other Conditions. Each Option Certificate may require that an Employee or Director (as a condition to the exercise of an Option) enter into any agreement or make such representations prepared by the Company, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of such Option or provides for the repurchase of such Stock by the Company under certain circumstances.

         16.4 Withholding. The exercise of any Option granted under this Plan shall constitute full and complete consent by an Employee to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise. The Committee also shall have the right to provide in an Option Certificate that an Employee may elect to satisfy federal and state withholding requirements through a reduction in the number of shares of Stock actually transferred to him or her under this Plan, and if the Employee is subject to the reporting requirements under Section 16 of the Exchange Act, any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3 under the Exchange Act.

         16.5 Construction. This Plan shall be construed under the laws of the State of Delaware.

                                                                      APPENDIX B

                      THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                             BOOKS-A-MILLION, INC.

   The undersigned stockholder(s) of Books-A-Million, Inc., a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 1998, and hereby appoints Clyde B. Anderson and Sandra B. Cochran, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1998 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, June 4, 1998 at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, 35244 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To elect the nominees listed below to serve as directors of the Company for a three-year term expiring in 2001:

              Charles C. Anderson                  J. Barry Mason

[ ]FOR the nominees listed above,                         [ ] WITHHOLD authority to vote
   except as indicated below.                                for both of the nominees listed above.

      * To withhold authority for any individual nominee, mark "FOR" above and write the name of the nominee as to whom you wish to withhold authority in the space below:

--------------------------------------------------------------------------------

(2) To approve an amendment and restatement of the Company's Stock Option Plan that will increase the number of shares of Common Stock reserved for grants of options under the plan from 1,800,000 to 3,300,000 and simplify administration of the Stock Option Plan in accordance with revisions to
    Section 16 of the Securities Exchange Act of 1934.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

(3) To ratify the appointment by the Audit Committee of the Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditor for the fiscal year 1999.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

                          (Continued on Reverse Side)

(4) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 ABOVE AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING (PROPOSAL 4).

                                                  Dated                   , 1998
                                                       -------------------

                                                  ------------------------------

                                                  Signature

                                                  ------------------------------
                                                  Signature (if held jointly)
                                                  Title or authority (if
                                                  applicable)

                                                  NOTE: Please sign exactly as
                                                  name appears hereon. If shares
                                                  are registered in more than
                                                  one name, the signature of all
                                                  such persons are required. A
                                                  corporation should sign in its
                                                  full corporate name by a duly
                                                  authorized officer, stating
                                                  his or her title. Trustees,
                                                  guardians, executors and
                                                  administrators should sign in
                                                  their official capacity,
                                                  giving their full title as
                                                  each. If a partnership, please
                                                  sign in the partnership name
                                                  by an authorized person.